PURCHASE AND SALE AGREEMENT

                           Dated as of April 30, 1998

                                 By and Between

                           Famous Host Lodging V, Ltd.
                        a California Limited Partnership

                                       and

                           Tiburon Capital Corporation
                            a California Corporation


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                                TABLE OF CONTENTS




SECTION 1:           DEFINITIONS .............................................1

SECTION 2:           AGREEMENT TO SELL AND PURCHASE ..........................5

SECTION 3:           REPRESENTATIONS AND WARRANTIES
                     BY SELLER ...............................................7

SECTION 4:           REPRESENTATIONS AND WARRANTIES
                     OF PURCHASER  ..........................................15

SECTION 5:           OPERATION OF THE PROPERTIES PRIOR
                     TO CLOSING .............................................16

SECTION 6:           CONDITIONS TO CLOSING ..................................17

SECTION 7:           CLOSING ................................................22

SECTION 8:           INDEMNIFICATION  .......................................33

SECTION 9:           WAIVER .................................................33

SECTION 10:          BROKERS ................................................34

SECTION 11:          SURVIVAL; FURTHER ASSURANCES ...........................34

SECTION 12:          NO THIRD PARTY BENEFITS ................................35

SECTION 13:          REMEDIES ...............................................36

SECTION 14:          TERMINATION ............................................36

SECTION 15:          MISCELLANEOUS ..........................................37

SECTION 16:          NOTICES ................................................38

SECTION 17:          ATTORNEYS' FEES ........................................39

SECTION 18:          CONFIDENTIALITY ........................................40

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                                LIST OF EXHIBITS



Exhibit           Description                         Primary Section Reference

    A             Identification of Motel                    1 (L)

    B             List of Franchise Agreements               1 (F)

    C             Land Leases                                1 (J)

    D             List of Service Contracts                  3 (K)

    E             List of Equipment Leases                   3 (L)

    F             List of Tenant Leases                      3 (M)

    G             List of Labor Contracts                    3 (N)

    H             Form of Grant Deed                         7 (C)(1)(a)

    I             Bill of Sale and Assignment,
                  Personal Property                          7(C)(1)(b)

    J             Assignment of Franchise Agreements         7(C)(1)(c)

    K             Assignment of Land Leases                  7(C)(1)(d)

    L             Assignment of Service Contracts            7(C)(1)(e)

    M             Assignment of Tenant Leases                7(C)(1)(f)

    N             Assignment of Equipment Leases             7(C)(1)(g)

    O             Estoppel Certificates                      7(C)(1)(i)



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                           PURCHASE AND SALE AGREEMENT



         THIS AGREEMENT is made as of the 30th day of April, 1998, by and between FAMOUS HOST LODGING V, LTD., a California limited partnership ("Seller"), and TIBURON CAPITAL CORPORATION, a California corporation ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, Seller owns and operates one Holiday Inn Motel, as a franchisee of Holiday Inns, Inc., and an adjoining restaurant and cocktail lounge, in the city of Barstow, California, and desires to sell such motel, restaurant, and cocktail lounge to Purchaser on the terms and conditions set forth below; and

         WHEREAS, the Purchaser desires to purchase such motel, restaurant, and cocktail lounge from Seller on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, it is hereby agreed:

         SECTION 1:   DEFINITIONS

         Wherever used in this Agreement, the words and phrases set forth below shall have the meanings set forth below unless the context clearly requires otherwise.


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     A.  "Barstow  Motel" refers to the Holiday Inn Motel  (including  adjoining restaurant and cocktail lounge) located at 1511 East Main Street, Barstow, California 92311.

     B. "Closing" means the closing at which Seller conveys title to the Properties to Purchaser and Purchaser pays Seller the Purchase Price described in Section 2 herein below.

     C. "Closing Date" means July 15, 1998, or if later, 30 days after satisfaction of the conditions set forth in Section 6(11) hereof, subject to commer cially reasonable extensions, but in no event later than December 31, 1998.

     D. "Consumables" shall mean all food and beverages (including alcoholic and non-alcoholic), engineering, maintenance, and housekeeping supplies, stationery, printing and other supplies of all kinds (collectively, the "Consumables") used in connection with the ownership, operation and maintenance of the Properties.

     E. "Financial Statements" means all financial statements and information relating to the Properties which are referred to in Section 3(O) hereof.

     F. "Franchise Agreements" refers to the franchise agreements between the Seller and Holidays Inn, Inc., as identified on Exhibit B hereto.

     G. "Furniture, Fixtures, and Equipment" shall mean all tangible personal property, excluding the Consumables, located on the Properties, and used in connection with the ownership, operation and maintenance of the Properties (collectively, the "FF & E"). The FF & E shall include all fixtures, furniture, furnishings, fittings, televisions, vehicles, equipment, computer hardware and nonproprietary software, machinery, apparatus, books and records of Seller pertaining to

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the Properties,  appliances,  china,  glassware,  linens,  silverware,  keys and uniforms owned by Seller and used in connection with the ownership, operation, and maintenance of the Properties.

     H. "GMS" refers to Grotewohl Management Services, Inc., a California corporation and the general partner of the Seller.

     I. "Improvements" means all buildings, structures, fixtures and other improvements now or hereafter located or erected on the Leased Land.

     J. "Land Leases" refers to the leases of the land identified on Exhibit C hereto.

     K. "Leased Land" refers to the land leased to Seller pursuant to the Land Leases.

     L. "Motel" refers to the Barstow Motel, including adjoining restaurant and cocktail lounge, as identified on Exhibit A hereto.

     M. "Personal Property" means all tangible and intangible personal property now or hereafter owned by the Seller and used in connection with the operation of the Properties, including, without limitation, (i) all building and construction materials, equipment, appliances, machinery and other personal property owned by Seller and used in connection with the operation of the Properties, (ii) the Consumables, (iii) the FF & E, (iv) Seller's rights under the Franchise Agreements, (v) all transferable permits, licenses, certificates and approvals issued in connection with the Properties, (vi) the exclusive right to use the name of the Properties and the right to all other names, logos and designs used in connection with the Properties, including the names of restaurants, bars, banquet rooms and meeting rooms, (vii) the right to use the

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Properties'  telephone  numbers  and  post  office  boxes,  (viii)  all  booking
agreements,   (ix)  all  service  marks  and  trademarks,   (x)  all  plans  and
specifications, operating manuals, guaranties and warranties and any other items used in the operation of the Properties, (xi) all documents relating to guests at the Properties, including booking agreements, (xii) all books, records,
promotional   materials,   marketing  and  leasing   materials  related  to  the
Properties, and all of Seller's right to receive and utilize water service, sanitary and storm sewer service, electrical and gas service and other utility services presently supplied to the Properties, and (xiii) all documents relating to employees at the Properties.

     N. "Properties" means the Seller's interest in the Land Leases, the Motel, the Personal Property, and the Improvements.

     O. "Property Agreement(s)" means, collectively, the Franchise Agree ments, the Land Leases, the Tenant Leases, the Service Contracts, the Permitted Exceptions, the Equipment Leases, and any other lease, rental agreement, loan agreement, loan commitment, mortgage, deed of trust, easement, covenant or agreement affecting Seller's interest in the Properties.

     P. "Seller's Knowledge," including "to the best of Seller's knowledge," or any similar phrase, shall mean the present actual knowledge of the officers of GMS, without any duty of inquiry or independent investigation of the relevant matter by any of such individuals.

     Q. "Title Company" means Chicago Title Company, Sacramento, California.

///


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         SECTION 2:    AGREEMENT TO SELL AND PURCHASE

         A. Purchase Price. On the Closing Date Seller shall convey the Properties to Purchaser or Purchaser's designee on the terms and conditions set forth herein. On the Closing Date the Purchaser or Purchaser's designee shall accept title to the Properties from Seller on the terms and conditions set forth herein and shall pay to the Seller the Purchase Price ("Purchase Price"), in immediately available funds, of Four Million One Hundred Thousand Dollars ($4,100,000) subject to prorations as set forth below.

         B. Earnest Money. Upon the later to occur of the completion of the inspection period referred to in Section 6(4) hereof or the date Seller notifies Purchaser that Seller's limited partners have approved this Agreement and all matters related thereto (Section 6(11) hereof), Purchaser shall deposit $21,000 (the "Earnest Money") with the Title Company. The Earnest Money shall be held by the Title Company in accordance with the terms hereof and invested in a money market account with all interest earned thereon payable to Purchaser. If this Agreement is terminated due to Purchaser's default hereunder, the Earnest Money shall be paid to Seller as liquidated damages and as Seller's sole and exclusive remedy. If the Closing occurs hereunder, the Earnest Money shall be paid to Seller and credited against the Purchase Price. If the Closing does not occur hereunder for any reason other than Purchaser's default hereunder, the Earnest Money shall be refunded to Purchaser.

///

///

///

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         C.  Liquidated  Damages.  PURCHASER  AND  SELLER  AGREE  THAT  SELLER'S
ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTIES FROM THE REAL ESTATE MARKET FOR AN EXTENDED PERIOD OF TIME AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTIES FROM THE REAL ESTATE MARKET ARE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCER TAIN. PURCHASER AND SELLER AGREE THAT, FROM AND AFTER THE DATE PURCHASER DEPOSITS THE EARNEST MONEY INTO ESCROW WITH THE TITLE COMPANY, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT ESCROW FAILS TO CLOSE ON THE PROPER TIES AS A RESULT OF A BREACH OR DEFAULT OF PURCHASER'S OBLIGATION TO PURCHASE THE PROPERTIES PURSUANT TO THE TERMS OF THIS AGREEMENT BY PURCHASER. PURCHASER AGREES THAT IN THE EVENT OF A MATERIAL BREACH OR DEFAULT BY PURCHASER RESULTING IN A TERMINATION OF THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RECEIVE THE EARNEST MONEY AS LIQUIDATED DAM AGES AND NOT AS A PENALTY. SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT BY PURCHASER OF ITS OBLIGATION TO PURCHASE THE PROPERTIES AND AGREES THAT THE LIQUIDATED DAMAGES SET FORTH HEREIN SHALL BE SELLER'S SOLE REMEDY IN THE EVENT PURCHASER BREACHES OR DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTIES HEREUN DER. BY INITIALING THIS SECTION 2(C) BELOW, PURCHASER AND SELLER AGREE TO THE TERMS OF THIS SECTION 2(C).

           Seller's Initials: ________      Purchaser's Initials: ________


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         SECTION 3:   REPRESENTATIONS AND WARRANTIES BY SELLER

         Seller hereby represents and warrants to, and covenants and agrees with, Purchaser as of the date hereof and as of the Closing as follows (all of which representations and warranties shall be deemed automatically remade as of the Closing):

     A. Due Organization. Seller is a limited partnership duly organized and validly existing under the laws of the State of California. Seller has the full power and authority, and is duly authorized, to execute, enter into, deliver and perform this Agreement and its obligations hereunder.

     B. Power. This Agreement and all other agreements, instruments and documents required to be executed or delivered by Seller pursuant hereto have been or (if and when executed) will be duly executed and delivered by Seller, and are or will be legal, valid and binding obligations of Seller. No consents and permissions are required to be obtained by Seller for the execution and performance of this Agreement and the other documents to be executed by Seller hereunder; provided, however, that sale of the Properties to Purchaser by Seller requires (i) the consent of the lessor under the Land Leases; (ii) the consent of the franchisors and subfranchisors under the Franchise Agreements; and (iii) the approval of the limited partners of Seller. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or document to which the Seller is a party or by which it is bound, or, to the best of Seller's knowledge, any order, rule or regulation of any court or of any federal or state regulatory body or any administrative agency or any other governmental body having jurisdiction over the Seller or the Properties.


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     C. Title.  Seller has good and marketable  title to the  Properties  (other than the land leased to Seller pursuant to the Land Leases), subject only to the Tenant Leases, Permitted Exceptions, and those liens and encumbrances which will be released at Closing.

     D. Condition of Properties. To the best of Seller's knowledge, (i) the Improvements (including, without limitation, all heating, ventilating, air conditioning, electrical, elevator, plumbing and all other building systems (the "Building Systems"), roofs, exterior walls, windows and all other structural elements of the Properties (the "Structural Elements") are structurally sound and have been constructed in a good and workmanlike manner, are free from material defects, and there are no subsurface soil conditions adversely affecting the Properties; (ii) any parking on the Properties is sufficient for its current uses and satisfies all legal requirements, (iii) all streets and driveways necessary for access and utilization of the Properties are complete and available for use, (iv) the Properties include all easements necessary for their current use and there are no off-site facilities or rights needed for their operation or use; (v) all utilities servicing the Properties are adequate for the use and operation of the Properties as currently intended; (vi) the Properties are not located in any wetlands and no geological faults traverse the Properties, and (vii) the Properties are free from infestation by pests. Seller has not received any written notice of unsatisfied requests for repairs, restorations or improvements from any person, entity or authority (including, but not limited to, tenants, insurers, lenders or governmental agencies) with respect to the Properties. Seller has not received any written notice of complaints from adjoining property owners with respect to the Properties. In the event any such requests or complaints are received by Seller between the date of this Agreement and Closing, copies thereof shall be furnished to Purchaser, and if the cost to correct the matters referred to therein exceeds $25,000 then Purchaser may terminate this Agreement if Seller elects not to correct such matters.


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     E. Permits and Legal Compliance. To the best of Seller's knowledge,  Seller has all licenses, permits and certificates necessary for the use and operation of the Properties, including, without limitation, all certificates of occupancy necessary for the occupancy of the Properties. To the best of Seller's knowledge, the Properties, including the use thereof, comply with all Property Agreements and all applicable laws.

     F. No Proceedings. There is not now pending or, to the best of Seller's knowledge, threatened, any action, suit or proceeding before any court or governmen tal agency or body against (i) the Seller which might result in any material adverse change in the condition (financial or otherwise), business, prospects, revenue or income of the Properties, or which might have any material adverse result to the Properties, or (ii) the Properties. Without limiting the generality of the foregoing, Seller has not received any written notice of violations or alleged violations of any laws, rules, regulations or codes, including building codes, with respect to the Properties which have not been corrected to the satisfaction of the governmental agency issuing such notices.

     G. Eminent Domain. Seller has not received written notice of any pending, or to the best of Seller's knowledge, threatened condemnation, eminent domain or similar proceeding relating to the Properties or any portion thereof or any interest (whether legal, beneficial or otherwise) or estate therein.

     H. Zoning; Taxes. Seller has not received any written notice regarding threatened zoning changes or variances with respect to the Properties; nor has Seller received written notice that anyone initiated any request or application for a zoning change or variance with respect to the Properties. Seller has not received any written notices regarding pending or threatened reassessments or special tax assessments

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against the Properties, and the Properties are separately assessed for real estate tax purposes.

     I. Franchise Agreements. Exhibit B lists the Franchise Agreements for the Properties pursuant to which Seller operates the Properties as a Holiday Inn Motel. Exhibit B also includes a list of all amendments and modifications thereto. To the best of Seller's knowledge, except as may be shown in said exhibit, all of the Franchise Agreements are in full force and effect and free from default, Seller is current in the payment of all fees due under the Franchise Agreements, and there is no existing event which, with the passage of time or the giving of notice, or both, could become a default under the Franchise Agreements, and there are no disputes, claims, or rights of set-off under the Franchise Agreements.

     J. Land Leases. Exhibit C lists for the Properties the Land Leases applicable to the Properties. Exhibit C also includes a list of all amendments and modifications thereto. To the best of Seller's knowledge, except as may be shown in said Exhibit, the Land Leases is in full force and effect and free from default, Seller is current in the payment of all rentals and other amounts due under the Land Leases, there is no existing event which, with the passage of time and the giving of notice, or both, could become a default under the Land Leases, there are no disputes, claims, or rights of set-off under the Land
Leases, and, subject to obtaining the consent of the lessor under the Land Leases and the limited partners of Seller, Seller has the full right, power, and authority to assign its interest in and to the Land Leases to Purchaser.

     K. Service Contracts. Attached hereto as Exhibit D is a list of all contracts or agreements to which Seller is a party for the providing of services or supplies to or management of the Properties, including (without limitation) a list of all amendments and modifications thereto and assignments thereon (which contracts and

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agreements, together with the contracts and agreements entered into with respect to the Properties after the date hereof with the consent of Purchaser pursuant to Section 6 below, are herein referred to collectively as the "Service Contracts"). To the best of Seller's knowledge, except as may be shown in said exhibit, all of the Service Contracts are in full force and effect and free from default and there is no existing event which, with the passage of time or giving of notice, or both, could become a default under the Service Contracts, and there are no disputes, claims or rights of set-off under the Service Contracts. Except as may be shown in said exhibit, all management agreements relating to the Properties are terminable by Seller at or prior to Closing, without cost or expense to Purchaser.

     L. Equipment Leases. Attached hereto as Exhibit E is a list of all equipment leases to which Seller is a party for the leasing of equipment for the Properties, including (without limitation) a list of all amendments and modifications thereto and assignments thereof (which leases, together with the equipment leases entered into with respect to the Properties after the date hereof with the consent of Purchaser pursuant to Section 6 below, are herein referred to collectively as the "Equipment Leases"). To the best of Seller's knowledge, except as may be shown in said exhibit, all of the Equipment Leases are in full force and effect and free from default and there is no existing event which, with the passage of time or giving of notice, or both, could become a default under the Equipment Leases, and there are no disputes, claims or rights of set-off under the Equipment Leases.

     M. Tenant Leases. Attached hereto as Exhibit F is a list of all outstanding leases or agreements (other than the Land Leases) pursuant to which any person occupies, or has the right to occupy, space in the Properties including (without limitation) all amendments and modifications thereto and assignments and guaranties thereof (which leases, agreements and other documents, together with the lease documents entered into with respect to the Properties after the date hereof with the

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consent of  purchaser  pursuant  to  Section 6 below,  are  herein  referred  to collectively as the "Tenant Leases"). Except as shown on such exhibit, (a) to the best of Seller's knowledge, there are no defaults under any of the Tenant Leases and the Tenant Leases are in full force and effect, there are no existing events which with the passage of time or giving of notice or both could become a default under the Tenant Leases, and there are no disputes, claims or rights of set-off under the Tenant Leases, (b) there are no security deposits nor any rights to refunds of rents previously paid under the Tenant Leases except as shown on Exhibit F, (c) no person has acquired from Seller any options or rights to lease space in the Properties or extend any Tenant Leases or rights of first refusal or offer for space in the Properties except as set forth in the Tenant Leases, (d) there are no brokerage commissions or fees due now or payable in the future in connection with the Tenant Leases except as set forth in Exhibit F and Seller agrees to pay all such commissions and fees, (e) all of the landlord's obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Tenant Leases have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Tenant Leases) from the landlord under the Tenant Leases have been paid and performed in full, (f) to the best of Seller's knowledge there are no bankruptcy or insolvency proceedings pending or threatened with respect to any of the tenants under the Tenant Leases, and (g) no tenant has notified Seller in writing of any material, uncured defect or alleged defect in its premises or the common areas of the Properties. In the event any such notices are received by Seller between the date of this Agreement and Closing, copies thereof shall be furnished to Purchaser, and if the cost to correct the matters referred to therein (together with the cost of correcting all other matters requiring correction by Seller under this Agreement prior to Closing) exceeds $50,000 and Seller elects not to correct such matters, then Purchaser may terminate this Agreement (and, in such event, Purchaser shall be entitled to a return of its Earnest Money).


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     N. Labor Contracts.  Except as disclosed on Exhibit G hereto,  there are no employment agreements or union contracts with respect to the Motel that will be binding on Purchaser after Closing, and, other than as disclosed on Exhibit G hereto, and except as provided by Section 7(E) hereof, Purchaser will be under no obligation to use or hire such employees for the Properties after Closing.

     O.  Financial  Information.  Seller has  delivered to  Purchaser  financial statements of Seller for the calendar year 1997, prepared by Vocker Kristofferson and Co., San Mateo, California. Such financial statements are true, complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles; such financial statements fairly present the financial condition of Seller as of the date thereof, there are no liabilities with respect to the Properties which are required to be shown in accordance with generally accepted accounting principles as of the date thereof and which are not shown on such financial statements. Seller has delivered to Purchaser operating statements for the Properties for the calendar year 1997, which are true, complete and correct, and no material adverse change has occurred in the financial condition of the Properties from the date thereof to the date hereof.

         P. Hazardous Materials. To Seller's best knowledge, during the period of Seller's ownership, no portion of the Properties has ever been used by Seller as a landfill or as a dump to receive garbage, refuse, waste or fill material whether or not hazardous. Seller, to the best of Seller's knowledge, during the period of Seller's ownership, has not stored, handled, installed or disposed of any Hazardous Substances (as hereinafter defined) in, on or about the Properties or any other location within the vicinity of the Properties; and, to Seller's knowledge, there are no Hazardous Substances in, under, or on the Properties. As used in this Agreement, the terms "Hazardous Substances" means asbestos, polychlorinated biphenyl and such materials, waste, contaminants or other substances defined as toxic, dangerous to

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health or otherwise  hazardous by cumulative  reference to the following sources as amended from time to time: (i) the Resource Conservation and Recovery Act of 1976, 42 USC Section 6901 et seq. ("RCRA"); (ii) the Hazardous Materials Transportation Act, 49 USC Section 1801, et seq.; (iii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC Section 9601 et seq. ("CERCLA"); (iv) applicable laws of the State of California; and
(v) any federal, state or local statutes, regulations, ordinances, rules or orders issued or promulgated under or pursuant to any of those laws or otherwise by any department, agency or other administrative, regulatory or judicial body. The term "Hazardous Substances" does not include usual and customary cleaning and other supplies necessary for the normal operations, maintenance and/or occupancy of the Properties.

     Q. ERISA. The Seller is not and is not acting on behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R.
Section 2510.3-101 of any such employee benefit plan or plans.

     R. Work Under Land Leases or Licenses. To the best of Seller's knowledge, except as may be set forth on Exhibit D hereto, Seller is current in the payment of all fees and expenses incurred by Seller for work conducted by or for Seller under the Land Leases or under any license relating to the Properties, and there is no existing event which, with the passage of time or the giving of notice, or both, could become a default under any contract for the performance of services under the Land Leases or under any such license, and there are no disputes, claims, or rights of set-off under any such contract.

///

         SECTION 4:   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to, and covenants and agrees with, Seller as of the date hereof and as of the Closing as follows (all of which representa tions shall be deemed automatically remade as of the Closing):

     A. Due Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Purchaser has full power and authority, and is duly authorized, to execute, enter into, deliver and perform this Agreement and its obligations hereunder.

     B. Power. This Agreement and all other agreements, instruments and documents required to be executed or delivered by Purchaser pursuant hereto have been or (if and when executed) will be duly executed and delivered by Purchaser, and are or will be legal, valid and binding obligations of Purchaser. No consents and permissions are required to be obtained by Purchaser for the execution and performance of this Agreement and the other documents to be executed by Purchaser hereunder. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or document to which Purchaser is a party or by which it is bound, or any order, rule or regulation of any court or of any federal or state regulatory body or any administrative agency or any other governmental body having jurisdiction over Purchaser.

     C. No Proceedings. There are not now pending or, to the best of Purchaser's knowledge, threatened, any proceeding, legal, equitable or otherwise, against Purchaser which would affect its ability to perform its obligations hereunder. There is not now pending or, to the best of Purchaser's knowledge, threatened any action, suit or proceeding before any court or governmental agency or body which might adversely affect Purchaser's ability to perform its obligations hereunder.

         SECTION 5:   OPERATION OF THE PROPERTIES PRIOR TO CLOSING

         The Seller shall do all of the following, from and after the date hereof through and including the Closing Date:

         (a) operate and maintain the Properties in the same manner as currently being operated, and shall, subject to damage, destruction or loss to the Properties in which event Purchaser shall have the rights set forth in Section 6(3), cause the Properties to be, on the Closing Date, in the same condition as exists as of the date of this Agreement (normal wear and tear excepted);

         (b) maintain the FF & E in the same manner as currently being maintained, and not remove any of the FF & E from the Properties unless replaced with FF & E of at least as good a quality as that removed;

         (c) maintain the Consumables in the same manner and quantity as currently being maintained, and replace any Consumables used at the Properties with new Consumables which are substantially equal in quality and quantity to those that have been used at the Properties;

         (d) maintain, or cause to be maintained, all existing insurance carried by Seller on the Improvements;

         (e) without the prior written consent of Purchaser, not enter into any new Property Agreements, or any other agreements affecting the Properties which would be binding on Purchaser after Closing, nor modify, amend, terminate, cancel or grant concessions regarding any such existing contracts or agreements which would be binding on the Purchaser after Closing; and

         (f) without the prior written consent of the Purchaser (except in the case of emergencies), not make, or obligate itself to make, any material alterations or modifications to the Properties.

         SECTION 6:   CONDITIONS TO CLOSING

         In addition to the conditions provided in other provisions of this Agreement, the parties' obligations to perform their undertakings provided in this Agreement, are each conditioned on the fulfillment of each of the following which is a condition to such party's obligation to perform hereunder (subject to such party's waiver in strict accordance with Section 9 below).

     (1) Purchaser shall have obtained each of the following at Seller's expense: (i) an ALTA Survey prepared by a licensed surveyor of the Properties (hereinafter, the "Survey") certified to Purchaser, Purchaser's lender, and to the Title Company, (ii) preliminary title report for the Properties (the "Title Report") together with legible copies of all exceptions appearing in such report issued by the Title Company, and (iii) a UCC search (the "UCC Search") of all currently effective financing statements naming Seller as debtor from the California Secretary of State, together with legible copies of all of such financing statements. Purchaser shall have until June 30, 1998 to approve the Survey, the Title Report, and the results of the UCC Search. If Purchaser approves the Survey, the Title Report, and the results of the UCC Search, then all matters showing thereon shall be deemed "Permitted Exceptions." If Purchaser disapproves any matters in the Survey, the Title Report, or the UCC Search, then Seller may either cure such matters, in which case the remaining matters approved by Purchaser shall be deemed Permitted Exceptions, or notify Purchaser that it has elected not to cure such matters. Any such notice by Seller shall be given to Purchaser not later than five (5) days following the date Purchaser notifies Seller of any objectionable title matters. If Seller elects not to cure any matter which has been disapproved by Purchaser, then Purchaser may elect either to accept such matter as a Permitted Exception or terminate this Agreement (and, in such event, Purchaser shall be entitled to the return of its Earnest Money).

         (2) As a condition to each party's obligation to perform hereunder, the due performance by the other of all undertakings and agreements to be performed by the other hereunder and the truth of each representation and warranty as set forth herein made pursuant to this Agreement by the other at the Closing Date.

         (3) As a condition to Purchaser's obligation to perform hereunder (and not as a default), that there shall not have occurred between the date hereof and the Closing Date, inclusive, destruction of or damage or loss to the Properties (whether or not covered by insurance proceeds) from any cause whatsoever, the cost of which to repair plus any resulting abatement of any rent after Closing under any Tenant Leases and any resulting business interruption exceeds $100,000 in the aggregate; provided, however, that in the event of such destruction or damage, Purchaser may elect to proceed with the Closing in which case Seller shall assign to Purchaser any claims for proceeds from the insurance policies covering such destruction or damage (including any rental loss insurance) and shall pay to Purchaser the amount of any deductibles thereunder. If the cost of repairing the destruction, damage or loss plus any resulting rent abatement and business interruption after Closing is less than $100,000 in the aggregate, the parties shall proceed with the Closing as provided herein, the cost of repair plus the amount of any rent abatement shall be deducted from the Purchase Price and Seller shall retain any insurance proceeds.

         (4) As a condition of Purchaser's obligation to perform hereunder (and not as a default), Purchaser shall be satisfied in its sole and absolute discretion with all aspects of the Properties (including, but not limited to, the physical and environmental condition of the Properties); provided, however, if Purchaser does not notify Seller in writing prior to June 30, 1998 that it is not so satisfied, this condition shall be deemed waived by Purchaser. Purchaser shall not be required to give its reasons for terminating this Agreement pursuant to this Paragraph, and Purchaser's notice shall be conclusive evidence that it is dissatisfied with the Properties. It is understood and agreed, and Purchaser hereby acknowledges, that the period of time afforded by this section of the Agreement (the "Inspection Period") should be ample time to review and inspect the condition of the Properties and that if, for any reason, it is dissatisfied with the condition of the Properties or with the information provided or available to Purchaser within the Inspection Period, it has the unrestricted right to terminate this Agreement and receive a return of its Earnest Money. Accordingly, in the event that Purchaser does not terminate this Agreement and proceeds beyond the expiration of the Inspection Period, it is understood and agreed that the Properties are being sold "as is," "where is" and "with all faults," except as set forth in Section 3. Purchaser further agrees and confirms that it is not relying on information other than the financial statements and other information supplied during the Inspection Period and Seller makes no representation or warranty whatsoever as to the condition or value of the Properties or otherwise except as set forth in Section 3.

         (5) As a condition of Purchaser's obligation to perform hereunder (and not as a default), Purchaser shall have until June 30, 1998 to obtain a commitment (the "Lender's Commitment") from a third-party lender to provide financing in an amount of not less than 90% of the Purchase Price of the Properties on terms deemed satisfactory by Purchaser, and such lender shall have until July 15, 1998 (i) to perform its due diligence (including, without limitation, reviewing the Survey, the Title Report, and the results of the UCC Search, and to otherwise satisfy itself that all conditions to loan funding are satisfied), (ii) to prepare and approve loan documenta tion acceptable to the lender and Purchaser, and (iii) to satisfy itself that all conditions to loan funding have been satisfied (conditions (i), (ii) and (iii) referred to as the "Lender's Conditions"). If Purchaser does not notify Seller in writing on or prior to July 15, 1998 that it has not obtained the Lender's Commitment, or that Purchaser's lender has not satisfied the Lender's Conditions, then the conditions of this subsection (5) shall be deemed waived by Purchaser. If Purchaser notifies Seller in writing on or prior to July 15, 1998 that it has not obtained the Lender's Commitment or that Purchaser's lender has not satisfied the Lender's Conditions, then this Agreement shall become null and void and terminated, with neither Purchaser nor Seller having any further obligation to consummate this Agreement or any liability to the other party for the failure of this Agreement. On any such termination of this Agreement, Purchaser shall be entitled to a return of its Earnest Money.

         (6) As a condition to Purchaser's obligation to perform hereunder (and not as a default), that there shall not have occurred at any time or times on or before the Closing Date any taking or threatened taking of the Properties or any part thereof or any interest or estate therein by condemnation, eminent domain or similar proceed ings; provided, however, Purchaser may elect to waive such condition in which case Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to any proceeds resulting from any such proceeding.

         (7) As a condition to Purchaser's obligation to perform hereunder, that as of the Closing Date, the Property Agreements shall be in full force and effect, unmodified and unwaived, and in good standing and free from default, and there shall be no material changes in the operation of the Properties.

         (8) As a condition to Purchaser's obligation to perform hereunder (and not as a default), Seller shall obtain the consent or approval, at its sole cost and expense, of all necessary consents to assign all of Seller's right, title, and interest in and to the Land Leases to Purchaser (or its designee), and to assign all of Seller's right, title, and interest in and to the Franchise Agreements to Purchaser (or its designee) provided, however, that Purchaser, not Seller, shall be responsible for paying any application or related fee imposed by the franchisor under the franchise agreement chargeable to new franchisees. Seller shall further obtain assurance, reasonably satisfactory to Purchaser, from any lender whose loan is secured by the land subject to the Land Leases, that such lender will not disturb the possessory rights of Purchaser under the Land Leases as long as Purchaser is not in default under the Land Leases. The consents and approvals required under this paragraph shall be in a form reasonably satisfactory to Purchaser.

          (9) Seller covenants and agrees, and it shall be a condition to Purchaser's obligation to perform its undertakings hereunder, that from and after the date hereof, at all reasonable times, Purchaser (and its agents) shall be permitted access to the Properties and to all books, records and reports relating to the Properties for the purpose of inspecting same, and Purchaser (and its agents) shall have the right to photocopy any and all such books, records and information. All information relating to the Properties made available to Purchaser and its agents shall be treated as confidential. Purchaser (and its agents) shall also have the right to meet with GMS and its officers and employees to discuss any matters relating to the operation of the Properties. Any entry by Purchaser and its agents on the Properties shall be upon reasonable prior notice to Seller, and the Purchaser will indemnify and hold Seller harmless against any and all injuries, claims, losses, damages and expenses arising out of its negligence in the performance of any such entry, inspection or other activities.

         (10) As a condition to Purchaser's obligation to perform hereunder (and not as a default), no written notices of any violation of building codes or other govern mental regulations have been issued.

         (11) As a condition to Seller's obligation to perform hereunder, Seller shall have obtained the approval by Seller's limited partners (1) to sell the Properties to Purchaser pursuant to the terms of this Agreement, and (2) to take all other actions necessary or appropriate to consummate the transaction contemplated by this Agreement.

         (12) As a condition to Seller's obligation to perform hereunder, Seller shall have received, in a form satisfactory to GMS, on or before June 30, 1998, a fairness opinion from PKF Consulting, San Francisco, or other qualified independent real estate advisory or investment banking firm, to the effect that the sale of the Properties to Purchaser pursuant to the terms and conditions of this Agreement is fair, from a financial point of view, to Seller. If Seller notifies Purchaser in writing on or prior to June 30, 1998, that is has not obtained a fairness opinion satisfactory to GMS, then this Agreement shall become null and void, with neither Purchaser nor Seller having any further obligation to consummate this Agreement or any liability to the other party for the failure of this Agreement. If the Agreement is terminated as aforesaid, then Purchaser shall be entitled to a return of its Earnest Money.

         SECTION 7:   CLOSING

     A. Time. The Closing hereunder shall occur on the Closing Date at the offices of the Title Company.

     B. Actions. At the Closing, each party shall satisfy itself that the other is then in position to deliver the items specified in Section 7(C) below and that the conditions contained herein have been satisfied. Upon being so satisfied and concurrently with the delivery of the documents described below, the following, subject to the terms and conditions hereof, shall occur:

                  (1)      Seller shall convey the Properties to Purchaser; and

                  (2) Purchaser shall pay to Seller the Purchase Price by wire transfer of immediately available funds, plus or minus prorations as set forth herein.

                  Purchaser shall receive full possession of the Properties at Closing, subject only to the Land Leases, Tenant Leases, Permitted Exceptions, Service Contracts, Franchise Agreements, and Equipment Leases.

                  The Closing shall be held at the same time as the closings of the other Purchase and Sale Agreements referred to in Section 14(iii) hereof.

         C.       Deliveries.

                  (1) At the Closing, Purchaser shall receive all of the following, in form and substance reasonably satisfactory to Purchaser (it being agreed by Purchaser that the documents attached hereto as exhibits are satisfactory in form to Purchaser):

     (a) grant deed in the form attached hereto as Exhibit H executed by the Seller;

     (b) bill of sale and  assignment  for the Personal  Property in the form of
Exhibit I, executed by Seller;

     (c) an assignment of the Franchise Agreements, in the form of Exhibit J attached hereto (the "Assignment of Franchise Agree ments"), executed by Seller, assigning to Purchaser the Franchise Agreements, and the consents of the franchisors to such assignments in form and content reasonably acceptable to Purchaser;

     (d) an assignment of Land Leases, in the form of Exhibit K attached hereto (the "Assignment of Land Leases"), executed by Seller, assigning to Purchaser the Land Leases, and consents of the lessor to such assignments in form and content reasonably acceptable to Purchaser;

     (e) an assignment of the Service Contracts, in the form of Exhibit L attached hereto (the "Assignment of Service Contracts"), executed by Seller, assigning to Purchaser the Service Contracts;

     (f) an assignment of the Tenant Leases, in the form of Exhibit M hereto (the "Assignment of Tenant Leases"), executed by Seller, assigning the Tenant Leases to Purchaser;

     (g) an assignment of the Equipment Leases, in the form of Exhibit N hereto (the "Assignment of Equipment Leases"), executed by Seller, assigning to Purchaser the Equipment Leases;

     (h) a certificate from Seller that each of the representations and warranties contained in Section 3 hereof is true and correct as set forth herein as of the Closing Date.

     (i) written acknowledgments reasonably acceptable to Purchaser (the "Estoppel Certificates") from the parties (other than the Seller) obligated on the Tenant Leases (said estoppels from tenants to be in the form of Exhibit O hereto), dated as of a date not more than thirty (30) days prior to Closing, with no material omissions from the form of estoppel certificate set forth in Exhibit O.

     (j) all assignable licenses, permits, approvals, zoning exceptions and approvals, consents and orders of governmental, municipal or regulatory authorities in Seller's possession or control which have been obtained in connection with the ownership, operation and use of the Properties, including, without limitation, certificates of occupancy for the Properties;

     (k) notices to each of the tenants under the Tenant Leases, notifying them of the sale of the Properties and directing them to pay all future rent as Purchaser may direct, and notices to the other parties under the Service Agreements and Equipment Leases notifying them of the sale of the Properties to Purchaser;

     (l) a closing statement setting forth all prorations and credits required hereunder;

     (m) UCC searches showing no financing statements on file with respect to the Personal Property;

     (n) an affidavit from Seller that it is not a "foreign person" or subject to withholding requirements under the Foreign Investment in Real Property Tax Act of 1980, as amended, and a comparable affidavit or form under California law;

     (o) any documents reasonably required of Seller by the Title Company;

     (p) evidence satisfactory to Purchaser that Seller has the right to assign to Purchaser the exclusive right to use the names of the Properties;

     (q) the original of all Property Agreements to the extent they are in the possession of Seller or its agents;

     (r) all keys and combinations to locks located at the Properties;

     (s) all soil reports, engineering studies, maintenance records, consultant reports, plans and specifications and books and records relating to the Properties which are in the possession of Seller or its General Partner;

     (t) a complete set of all guest registration cards, guest transcripts, guests' histories and all other guest information;

     (u) a complete list of all advance room reservations and functions in reasonable detail so as to enable Purchaser to honor them; and

     (v) evidence that the Seller has terminated all existing management agreements for the Motel (unless Purchaser has notified Seller, no later than thirty (30) days prior to the Closing Date, that it has elected to continue such management agreements in force).

                  (2) Seller shall have received from Purchaser all of the following, in form and substance reasonably satisfactory to Seller (it being agreed by Seller that the documents attached hereto as exhibits are satisfactory in form to the Seller):

     (a) payment of the Purchase Price, plus or minus prorations;

     (b) a certificate from Purchaser that each of the representa tions and warranties contained in Section 4 is true and correct as of the Closing Date; and

     (c) copies of the Assignment of Franchise Agreements, the Assignment of Land Leases, the Assignment of Tenant Leases, the Assignment of Service Contracts, and the Assignment of Equipment Leases executed by Purchaser, pursuant to which Purchaser assumes the obligations of Seller accruing from and after the Closing Date under the Franchise Agreements, the Land Leases, Tenant Leases, Service Contracts, and Equipment Leases.

     D. Prorations. The Purchase Price for the Properties shall be subject to prorations and credits as follows to be determined as of 12:01 a.m. on the Closing Date:

                  1. Rents Payable Under Tenant Leases. Any portion of any rents collected subsequent to the Closing Date and properly allocable to periods prior to the Closing Date, net of Purchaser's third-party costs of collection, if any, shall be paid, promptly after receipt, to the Seller, but subject to all of the provisions of this Section; and any portion thereof properly allocable to periods subsequent to the Closing Date, if any, shall be paid to Purchaser. Any amount collected from a tenant shall first be applied to such tenant's current monthly rental and then to past due amounts in the reverse order in which they were due. Any advance rental payments or deposits paid by tenants prior to the Closing Date and applicable to the periods of time subsequent to the Closing Date and any security deposits or other amounts paid by tenants, together with any interest on both thereof to the extent such interest is due to tenants, shall be credited to Purchaser on the Closing Date. No credit shall be given the Seller for accrued and unpaid rent or any other non-current sums due from tenants until said sums are paid.

                  2. Motel Room, Restaurant and Bar Revenues. Purchaser shall be entitled to all food service, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, Motel banquet and conference facility operations, and all other revenue of any kind attributable to any of the same for the period on and after 12:01 a.m. on the Closing Date. Purchaser shall pay over to Seller all collections of accounts receivable in connection with the Properties which have accrued as of Closing (the "Closing Accounts Receivable"). By no later than sixty (60) days after Closing, Purchaser shall pay to Seller an amount equal to the remaining Closing Accounts Receivable, minus those uncollectible Closing Accounts Receivable as agreed upon by Purchaser and Seller. Seller shall deliver to Purchaser or provide Purchaser a credit against the Purchase Price for the Properties in an amount equal to all guest reservation deposits held by the Motels for Motel guests arriving or staying after check-out time for the Motel on the Closing Date. All collections of Motel receivables from any party after Closing shall be applied first to receivables due from such party which have accrued prior to Closing and second to receivables due from such party which have accrued after Closing.

     3. Cash. Purchaser shall give Seller a credit at Closing for all petty cash funds at the Properties and all cash in any operating accounts for the Properties to the extent such petty cash and operating accounts are transferred to Purchaser at Closing. Purchaser and Seller shall make mutually satisfactory arrangements for counting such cash and determining the balances in the operating accounts as of 12:01 a.m. on the Closing Date.

     4. Motel Consumables. Seller shall not be entitled to any credit for Consumables located on the Properties as of the Closing Date.

     5. Trade Payables. Trade payables shall mean (for all purposes) under this Agreement open accounts payable to trade vendors or suppliers of the Properties. Except for trade payables for Consumables, Seller agrees to give Purchaser a credit at Closing for all trade payables from the Properties which have accrued on or prior to 12:01 a.m. on the Closing Date, and Purchaser shall be obligated to pay (i) such payables to the extent it has received a credit from Seller at Closing and (ii) trade payables or the Consumables. Purchaser agrees to pay all trade payables from the Properties which have accrued after 12:01 a.m. on the Closing Date and shall and hereby does indemnify and hold Seller harmless from payment of the same. The indemnities contained or provided for in this section survive Closing.

     6. Banquet and Event Deposits. Purchaser shall receive and be entitled to a credit against the Purchase Price for all prepaid deposits for banquets and other functions that are scheduled to take place at any of the Properties on or after the Closing Date.

     7. Franchise Agreements, Land Leases, Service Contracts, and Equipment Leases. Subject to the provisions of Section 6(8) hereof, any amounts prepaid or payable under any Franchise Agreement, Land Leases, Service Contract, or Equipment Lease shall be prorated at the Closing as of the Closing Date with Seller obligated for all sums accrued prior to 12:01 a.m. on the Closing Date and Purchaser obligated for all sums accrued after 12:01 a.m. on the Closing Date.

     8. Sales Tax. Seller hereby agrees to indemnify and hold Purchaser harmless from the payment of any and all sales, occupancy, use or other taxes due in connection with the operation of the Properties prior to the Closing Date. The indemnification set forth herein shall survive the Closing.

     9. Taxes. Purchaser shall receive a credit for any accrued but unpaid real estate taxes imposed in respect of the Properties for the portion of the current year which has elapsed prior to the Closing Date (and, to the extent unpaid, for prior years). Seller shall also give Purchaser a credit for any special assessments which are due and payable in connection with the Properties prior to Closing.

     10. Utilities. Utilities and fuel, including, without limitation, water, electricity, and gas shall be prorated as of Closing. The Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the Closing Date; and such adjustment shall be prorated when the next utility bills are received.

     11. Employee Expenses. Purchaser shall not be responsible for any wages or benefits payable to employees of the Motel accruing prior to the Closing Date and Purchaser shall not be required to assume any obligation with respect to any employee benefits that were incurred prior to the Closing Date; and Seller shall indemnify Purchaser against any claim in connection therewith. The indemnity provided herein shall survive the Closing. In addition, Seller shall comply with all obligations imposed on Seller by applicable federal or California laws regarding continuation coverage rights, to the extent that it is required to do so under applicable laws; provided, however, Purchaser acknowledges that Seller is not giving any notice under the Worker Adjustment and Retraining Act and agrees to indemnify Purchaser and hold Purchaser harmless from and against any and all costs and expenses incurred by Purchaser as a result of Seller's failure to give such notice.

     12. Purchaser shall receive a credit for any reduction in the brokerage commission payable pursuant to Section 10 hereof.

         E. Staff. Seller shall terminate or arrange for the termination of all Motel employees as of the Closing Date and shall pay all wages and fringe benefits (including, but not limited to, accrued vacation pay and payroll taxes) through the Closing Date. Purchaser shall not be obligated to employ any such Motel employee, but may do so on such terms and for such compensation as Purchaser (and any such employee) deems appropriate.

                  Prior to Closing, Seller shall deliver to Purchaser copies of all information and records necessary to support the prorations hereunder. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, either party shall be entitled to an adjustment to correct the same.


         F. Expenses. The Seller shall pay (1) for all documentary transfer taxes, (2) the premium attributable to the standard coverage portion of the "Owner's Policy" (defined below), (3) the sales taxes arising in connection with the sale of the Personal Property, Consumables, and FF & E by Seller to Purchaser, and (4) one-half of escrow fees and costs. Purchaser shall pay (1) all costs associated with its due diligence investigation, (2) all recording costs, (3) the premium attributable to the extended coverage portion of the Owner's Policy (and any endorsements or affirmative coverages), (4) one-half of escrow fees and costs. Purchaser shall reimburse Seller at Closing for the costs of any appraisal of the Properties obtained by Seller subsequent to the appraisals of PKF Consulting of December 4, 1997 and for the costs incurred by Seller in obtaining any engineering or environmental studies or reports of the Properties in preparation for their sale. Each party shall pay its own attorneys' fees. Seller and Purchaser shall execute and deliver such transfer and sales tax returns as may be required by law.

     G. Title. It shall be a condition of Closing that the Title Company issue to Purchaser, in form and substance acceptable to Purchaser, an owner's policy of title insurance for the Properties (the "Owner's Policy") with Purchaser named as insured, dated as of the Closing Date, with a liability limit equal to the Purchase Price allocable to the Properties, insuring that fee title to the Improvements and the leasehold estate created by the Land Leases are vested in Purchaser, subject only to the Permitted Exceptions and Tenant Leases.

                  Except with the prior written approval of Purchaser, Seller shall not deliver (nor cause or permit to be delivered) to the Title Company, on behalf of the Seller, any indemnities of the Seller relating to the issuance of the Owner's Policy. If the Owner's Policy discloses any liens or encumbrances which are not Permitted Exceptions, Purchaser may remove such liens at Closing by paying so much of the Purchase Price to the holders of the liens as is necessary to do so.

     H. Guest Property. The parties shall arrange for Motel guests to sign new deposit box or other appropriate receipts on the day before the Closing Date with respect to baggage, personal property, laundry, valet packages and other property of Motel guests checked or left in the care of Seller by Motel guests or tenants; and, to the extent such receipts are not obtained, such property shall be sealed, listed in an inventory prepared and signed jointly by the parties as of the Closing Date, and Purchaser shall be responsible from and after the Closing Date for all such property listed in said inventory. Seller shall be responsible for all items allegedly left at the Properties by guests prior to Closing and not listed on such inventory.

         SECTION 8:   INDEMNIFICATION

                  Seller shall hold harmless, indemnify and defend the Purchaser from and against: (i) any and all obligations to, liabilities to or claims by third parties, whether direct, contingent or consequential and no matter how arising, in any way related to or arising from the Properties prior to the Closing Date, including, but not limited to, for any injury to or death of any person or damage to any property of third parties; (ii) any claims for brokerage, commissions or fees in connection with leases of the Properties executed prior to the Closing except to the extent Seller gives Purchaser a credit for such commissions at Closing; (iii) any wages, salaries, pension liabilities or fringe benefits accruing prior to the Closing for those employees at the Motel; (iv) any and all obligations to, and liabilities to or claims by third parties, whether direct, contingent, or consequential and no matter how arising, in any way related to or arising from the sale or transfer of the Properties by Seller to Purchaser, including, but not limited to, by any limited partner of Seller; and (v) all costs and expenses of Purchaser, including reasonable attorneys' fees, related to any actual or threatened actions, suits or judgments incident to any of the foregoing.

         SECTION 9:   WAIVER

         Each party hereto may, at any time or times, at its election, waive any of the conditions to its obligations hereunder by a written waiver expressly detailing the extent of such waiver (and no other waiver or alleged waiver by such party shall be effective for any purpose). No such waiver shall reduce the rights or remedies of such party by reason of any breach by the other party of any of its or their obligations hereunder.

         SECTION 10:   BROKERS

         Seller has retained Everest Financial, Inc. as its broker in connection with this transaction and shall be responsible for the payment of a brokerage commission equal to 2.75% of the Purchase Price of the Properties (before prorations) to Everest in connection with the sale of the Properties to Purchaser. Everest has agreed to reallow 1.25% of the Purchase Price of the Properties (before proration) to Purchaser's broker or, at Purchaser's option, Purchaser shall be entitled to a credit, pursuant to the provisions of Section 7(D)(12) hereof, equal to 1.25 % of the Purchase Price of the Properties (before prorations). Other than as aforesaid, each party represents to the other that it has not retained any broker or finder in connection with the transaction contemplated by this Agreement, and agrees to indemnify and hold the other party harmless from and against any claim of any broker or finder claiming a brokerage commission or finder's fee by or through the party.

         SECTION 11:   SURVIVAL; FURTHER ASSURANCES

         All warranties, representations, covenants, obligations and agreements contained in or made pursuant to this Agreement shall survive the Closing hereunder and the transfers and conveyances and other transactions hereunder for twelve (12) months from the Closing Date. All warranties, representations, covenants, obligations, and agreements contained in or made pursuant to this Agreement shall terminate and be of no further force or effect on the first anniversary of the Closing Date, unless an action is brought with respect to such applicable warranty, representa tion, covenant, obligation, or agreement within such 12-month period. Purchaser understands that, promptly after the Closing, Seller will make a distribution of the net proceeds realized by Seller with respect to the sale of the Properties to Purchaser to Seller's partners, and that Seller's limited partners shall have no liability or responsi bility to return distributions made to them. Purchaser further understands and agrees that the liability of GMS, as General Partner of Seller, for any obligation of Seller pursuant to Section 8 hereof, shall be limited as set forth in this
Section 11 and shall be further limited in an amount equal to GMS' share of any distribution made by Seller to its partners of the proceeds from sale of the Properties to Purchaser hereunder.

         Each party agrees to use such party's best efforts to cause the conditions to consummation of this Agreement to be satisfied and implemented as soon as practicable. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement and as is consistent with this Agreement.

         SECTION 12:    NO THIRD PARTY BENEFITS

         This Agreement is made for the sole benefit of Purchaser and Seller (and Seller's partners) and their respective successors and assigns (subject to the limitation on assignment set forth in Section 15 below), and no other person or persons shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement. Whether or not either party hereto elects to employ any or all the rights, powers, or remedies available to it hereunder, such party shall have no obligation or liability of any kind to any third party by reason of this Agreement or by reason of any of such party's actions or omissions pursuant hereto or otherwise in connection with this Agreement or the transactions contemplated hereby.

///

///

         SECTION 13:    REMEDIES

         If Seller shall default hereunder prior to Closing, Purchaser shall be entitled, as its sole and exclusive remedies, to (i) sue for specific performance of this Agreement, or (ii) terminate this Agreement, receive a refund of the Earnest Money and recover damages in an amount not to exceed $50,000; provided, however, in exercising its right of specific performance, Purchaser may not require Seller to spend in excess of $50,000 to correct any matter which Seller did not deliberately cause. After Closing, Purchaser shall be entitled to any other rights and remedies it may have at law or equity, subject to the restrictions thereon set forth in this Agreement. If Purchaser shall default hereunder, Seller's sole and exclusive remedy shall be to retain the Earnest Money as liquidated damages.

         SECTION 14:  TERMINATION


         This Agreement may be terminated --

           (i)    By mutual written consent of Seller and Purchaser;

          (ii) By either Seller or Purchaser by written notice to the other party if the transaction contemplated hereby has not been consummated on or before the Closing Date as defined in Section 1(B) hereof; provided, however, that the right to terminate this Agreement under this Section 14 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or has resulted in the failure of the transaction contemplated hereby being consummated on or before the Closing Date; or

         (iii) By Purchaser or by Seller if one or more of the Purchase and Sale Agreements entered concurrently herewith by Purchaser for the purchase of the motel properties from Super 8 Motels, Ltd., Super 8 Motels II, Ltd., Super 8 Motels III, Ltd., and Super 8 Economy Lodging IV, Ltd., is terminated for any reason other than Purchaser's or Seller's (as the case may be) breach thereof.

                  If this Agreement is terminated pursuant to the provisions of this Section 14, then and in such event this Agreement shall be null and void, neither party shall have any obligation or liability to the other, and Purchaser shall be entitled to the return of its Earnest Money.

         SECTION 15:   MISCELLANEOUS

         This Agreement (including all Exhibits hereto) contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. The table of contents and section headings shall not be used in construing this Agreement. Except as otherwise provided in Section 13 above, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature) and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default. This Agreement shall be construed and enforced in accordance with the laws of the State of California. Purchaser may assign its rights under this Agreement to an affiliate of Purchaser without the prior written consent of Seller (in which event the transferee shall assume in writing all of the transferor's obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The provisions of this Agreement may not be amended, changed or modified orally, but only by an agreement in writing signed by the party against whom any amend ment, change or modification is sought.

         SECTION 16:   NOTICES

         All notices and other communications which either party is required or desires to send to the other shall be in writing and shall be sent by (i) messenger, (ii) a nationally recognized overnight delivery service or (iii) registered or certified mail, postage prepaid, return receipt requested. Notices and other communications shall be deemed to have been given on the earlier of actual receipt or the third business day after the date so mailed. Notices shall be addressed as follows:

         (a)      To Seller:

                           c/o Grotewohl Management Services, Inc.
                           2030 "J" Street
                           Sacramento, California  95814
                           Attention: Philip B. Grotewohl
                           Fax:  (916) 442-9253


///


///
                  with a copy to:

                           James F. Fotenos, Esq.
                           Fotenos & Suttle, P.C.
                           50 California Street, Suite 700
                           San Francisco, California  94111
                           Fax:  (415) 398-1869


         (b)      To Purchaser:

                           Tiburon Capital Corporation
                           160 Sansome Street, 11th Floor
                           San Francisco, California  94104
                           Attention:  William R. Dixon, Jr.
                           Fax:  (415) 989-1204


                  with a copy to:

                           Samuel L. Farb, Esq.
                           Berliner Cohen
                           Ten Almaden Boulevard, 11th Floor
                           San Jose, California  95113
                           Fax:  (408) 998-5388

or to such other person and/or address as shall be specified by either party in a notice given to the other pursuant to the provisions of this Section.

         SECTION 17:   ATTORNEYS' FEES

         In the event either party institutes legal proceedings to enforce its rights hereunder, the prevailing party in such litigation shall be paid all reasonable expenses of the litigation by the losing party, including its attorneys' fees.

///

///

         SECTION 18:   CONFIDENTIALITY

         Seller and Purchaser agree to keep this Agreement confidential and not disclose or make any public announcements with respect to the subject matter hereof without the consent of the other party except for any disclosures required by federal or state securities laws or as required by legal process or other law. Notwithstanding the foregoing, each party may disclose the provisions of this Agreement to such parties' advisors as long as such advisors agree to maintain in confidence the provisions of this Agreement pursuant to this Section 18.

///

///

///

///

///

///

///

///

///

///

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 FAMOUS HOST LODGING V, LTD.

                                 By   Grotewohl Management Services, Inc.
                                 Its  General Partner


                                 By   /s/ PHILIP B. GROTEWOHL
                                      Philip B. Grotewohl
                                      Chairman


                                 And  /s/ DAVID P. GROTEWOHL
                                      David P. Grotewohl
                                      President



                                 TIBURON CAPITAL CORPORATION


                                 By   /s/ JOHN F. DIXON
                                      John F. Dixon
                                      President


                                 And  /s/ WILLIAM R. DIXON, JR.
                                      William R. Dixon, Jr.
                                      Vice President

                             IDENTIFICATION OF MOTEL




Barstow Motel Property       Motel, including adjoining restaurant and cocktail
                             lounge, 1511 East Main Street, Barstow, California
                             92311

                          LIST OF FRANCHISE AGREEMENTS



                                                                    Date of
Franchisor                     Description                          Agreement

Holiday Inns, Inc.      License agreement relating to               2/91
                        the Barstow Motel property

                                   LAND LEASES


BARSTOW MOTEL PROPERTY

     Hotel Lease: original lease by and between Fred Rosenberg, as lessor, and Dennis A. Brown and Philip B. Grotewohl, as lessees, dated as of 5/10/84, as amended:

                                 Expiration Date

                                     5/9/34

     Restaurant Lease: original lease by and between Fred Rosenberg, as lessor, and Super 8 Lodging V, Ltd., dated as of 6/15/87, as amended:

                                 Expiration Date

                                    12/31/10

     Combined Rent for Hotel and Restaurant Leases: Base rent of $275,556 plus 9% of combined annual gross sales from hotel and restaurant operations that exceeds base rent

                            LIST OF SERVICE CONTRACTS



         The Barstow Motel property is subject to the following service contract: Management Agreement by and between Famous Host Lodging V, Ltd., and Super 8 Management, Inc., as amended.


Barstow Motel Property

Vendor                        Description                       Expiration Date

The Walker Group              Billboard Service                 30 days notice
Martin Outdoor                Billboard Service                 12/15/98
Martin Outdoor                Billboard Service                 10/20/00
Otis Elevator                 Elevator Service                  9/1/98
Young Electric Sign           Sign Service                      4/8/03
Time Warner Cable             Cable Service                     30 days notice
World Cinema                  Cable Service                     30 days notice
Hi Desert Alarm               Alarm & Fire Sprinkler Services   12/5/00
Hi Desert Alarm               Alarm & Fire Sprinkler Services   12/5/00
Bob Clemmer                   Mechanical Service                30 days notice
Ducommon Turf and Grounds     Landscape Service                 30 days notice
Ducommon Turf and Grounds     Landscape Service                 30 days notice
Prinova                       Laundry and Cleaning Service      8/1/98

                            LIST OF EQUIPMENT LEASES



None

                              LIST OF TENANT LEASES




None

                             LIST OF LABOR CONTRACTS




None

                               FORM OF GRANT DEEDS

Subject to completion

                           BILL OF SALE AND ASSIGNMENT
                                PERSONAL PROPERTY



         For valuable consideration, the receipt and sufficiency of which are hereby acknowl edged, FAMOUS HOST LODGING V, LTD., a California limited partnership ("Seller") hereby assigns and transfers to TIBURON CAPITAL CORPORATION, a California corpora tion ("Purchaser"), all of Seller's right, title and interest in and to any and all fixtures, machin ery, apparatus, equipment and other personal property (the "Personal Property") used in the ownership, operation, repair and maintenance of any and all of the Seller's interest in the Land Leases, the Personal Property, and the Improvements (the "Properties"), including without limitation, (i) all building and construction materials, equipment, appliances, machinery and other personal property owned by Seller and used in connection with the operation of the Properties, (ii) the Consumables, (iii) the FF & E, (iv) Seller's rights under the Franchise Agreements, (v) all transferable permits, licenses, certificates and approvals issued in connec tion with the Properties, (vi) the exclusive right to use the name of the Properties and the right to all other names, logos and designs used in connection with the Properties, including the names of restaurants, bars, banquet rooms and meeting rooms, (vii) the right to use the Properties's telephone numbers and post office boxes, (viii) all booking agreements, (ix) all service marks and trademarks, (x) all plans and specifications, operating manuals, guaranties and warranties and any other items used in the operation of the Properties, (xi) all documents relating to guests at the Properties, including booking agreements, and (xii) all documents relating to employees at the Properties. All terms used herein but not defined herein shall have the same meaning as set forth in that certain Purchase and Sale Agreement, dated as of April 30, 1998, between Seller and Purchaser for the Properties.

         TO HAVE AND TO HOLD the Personal Property, subject as aforesaid, unto Purchaser, its successors and assigns. Seller, for itself, its successors and assigns, does hereby warrant and will forever defend title to the Personal Property unto Purchaser, its successors and assigns, against the lawful claims of all persons, claiming by, through or under Seller, but not otherwise.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed as of the ____ day of ____________, 1998.

                                  SELLER:

                                  FAMOUS HOST LODGING V, LTD.,

                                  By  Grotewohl Management Services, Inc.
                                        Its General Partner


                                  By   ______________________________
                                         Philip B. Grotewohl
                                         Chairman


                                  And  ______________________________
                                         David P. Grotewohl
                                         President

                       ASSIGNMENT OF FRANCHISE AGREEMENTS



         THIS ASSIGNMENT dated ______________, 1998 (the "Assignment"), is entered into by and between FAMOUS HOST LODGING V, LTD., a California limited partnership ("Assignor"), and TIBURON CAPITAL CORPORATION, a California corporation ("As signee").

                                   WITNESSETH:

         WHEREAS, Assignor is party to those certain franchise agreements executed with respect to that certain real property known as the Barstow Motel property, which franchise agreements are described in Exhibit A attached hereto (the "Agreements"); and

         WHEREAS, Assignor desires to assign its interest in the Agreements to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Agreements.

     2. Assignee hereby assumes all of the Assignor's obligations under the Agreements accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         4. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising under the Agreements. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing on or subsequent to the date hereof and arising under the Agreements.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this assignment the day and year first above written.

                                      ASSIGNOR:

                                      FAMOUS HOST LODGING V, LTD.,

                                      By   Grotewohl Management Services, Inc.
                                           Its General Partner


                                      By   ______________________________
                                           Philip B. Grotewohl
                                            Chairman


                                      And______________________________
                                           David P. Grotewohl
                                           President


                                      ASSIGNEE:

                                      TIBURON CAPITAL CORPORATION


                                      By   ______________________________
                                           William R. Dixon, Jr.
                                           Vice President

                                    EXHIBIT A


                        Schedule of Franchise Agreements


                                                                    Date of
Franchisor                      Description                         Agreement

Holiday Inns, Inc.       License agreement relating to              2/91
                         the Barstow Motel property

                            ASSIGNMENT OF LAND LEASES



         THIS ASSIGNMENT dated ______________, 1998 (the "Assignment"), is entered into by and between FAMOUS HOST LODGING V, LTD., a California limited partnership ("Assignor"), and TIBURON CAPITAL CORPORATION, a California corporation ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is the lessee under certain leases executed with respect to that certain real property known as the Barstow Motel property, which leases are described in Exhibit A attached hereto (the "Leases"); and

         WHEREAS, Assignor desires to assign its interest as lessee in the Leases to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

     2. Assignee hereby assumes all of the lessee's obligations under the Leases accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         4. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising under the Leases. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing on or subsequent to the date hereof and arising under the Leases.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                                 ASSIGNOR:

                                 FAMOUS HOST LODGING V, LTD.,

                                 By    Grotewohl Management Services, Inc.
                                       Its General Partner


                                 By    ______________________________
                                       Philip B. Grotewohl
                                       Chairman


                                 And______________________________
                                       Philip B. Grotewohl
                                       President


                                 ASSIGNEE:

                                 TIBURON CAPITAL CORPORATION


                                 By    ______________________________
                                       William R. Dixon, Jr.
                                       Vice-President

                                    EXHIBIT A

                             Schedule of Land Leases


BARSTOW MOTEL PROPERTY

     Hotel Lease: original lease by and between Fred Rosenberg, as lessor, and Dennis A. Brown and Philip B. Grotewohl, as lessees, dated as of 5/10/84, as amended:

                                 Expiration Date

                                     5/9/34

     Restaurant Lease: original lease by and between Fred Rosenberg, as lessor, and Super 8 Lodging V, Ltd., dated as of 6/15/87, as amended:

                                 Expiration Date

                                    12/31/10

     Combined Rent for Hotel and Restaurant Leases: Base rent of $275,556 plus 9% of combined annual gross sales from hotel and restaurant operations that exceeds base rent

                         ASSIGNMENT OF SERVICE CONTRACTS



         THIS ASSIGNMENT dated ______________, 1998 (the "Assignment"), is entered into by and between FAMOUS HOST LODGING V, LTD., a California limited partnership ("Assignor"), and TIBURON CAPITAL CORPORATION, a California corporation ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is party to those certain contracts executed with respect to that certain real property known as the Barstow Motel property, which contracts are described in Exhibit A attached hereto (the "Contracts"); and

         WHEREAS, Assignor desires to assign its interest in the Contracts to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts.

     2. Assignee hereby assumes all of the Assignor's obligations under the Contracts accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         4. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising under the Contracts. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing on or subsequent to the date hereof and arising under the Contracts.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                                   ASSIGNOR:

                                   FAMOUS HOST LODGING V, LTD.,

                                   By    Grotewohl Management Services, Inc.
                                         Its General Partner


                                   By    ______________________________
                                         Philip B. Grotewohl
                                         Chairman

                                   And______________________________
                                         David P. Grotewohl
                                         President



                                   ASSIGNEE:

                                   TIBURON CAPITAL CORPORATION


                                   By    ______________________________
                                         William R. Dixon, Jr.
                                         Vice President

                                    EXHIBIT A


                          Schedule of Service Contracts


         The Barstow Motel property is subject to the following service contract: Management Agreement by and between Famous Host Lodging V, Ltd., and Super 8 Management, Inc., as amended.


Barstow Motel Property

Vendor                          Description                     Expiration Date

The Walker Group                Billboard Service               30 days notice
Martin Outdoor                  Billboard Service               12/15/98
Martin Outdoor                  Billboard Service               10/20/00
Otis Elevator                   Elevator Service                9/1/98
Young Electric Sign             Sign Service                    4/8/03
Time Warner Cable               Cable Service                   30 days notice
World Cinema                    Cable Service                   30 days notice
Hi Desert Alarm                 Alarm & Fire Sprinkler Services 12/5/00
Hi Desert Alarm                 Alarm & Fire Sprinkler Services 12/5/00
Bob Clemmer                     Mechanical Service              30 days notice
Ducommon Turf and Grounds       Landscape Service               30 days notice
Ducommon Turf and Grounds       Landscape Service               30 days notice
Prinova                         Laundry and Cleaning Service    8/1/98

                           ASSIGNMENT OF TENANT LEASES



         THIS ASSIGNMENT dated ______________, 1998 (the "Assignment"), is entered into by and between FAMOUS HOST LODGING V, LTD., a California limited partnership ("Assignor"), and TIBURON CAPITAL CORPORATION, a California corporation ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property known as the Barstow Motel property, including adjoining restaurant and cocktail lounge, located at 1511 East Main Street, Barstow, California 92311, which leases are described in Exhibit A attached hereto (the "Leases"); and

         WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

     2. Assignee hereby assumes all of the lessor's obligations under the Leases accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         4. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising under the Leases. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing on or subsequent to the date hereof and arising under the Leases.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                                      ASSIGNOR:

                                      FAMOUS HOST LODGING V, LTD.,

                                      By    Grotewohl Management Services, Inc.
                                            Its General Partner


                                      By    ______________________________
                                            Philip B. Grotewohl
                                            Chairman

                                      And______________________________
                                            David P. Grotewohl
                                            President



                                      ASSIGNEE:

                                      TIBURON CAPITAL CORPORATION


                                      By    ______________________________
                                            William R. Dixon, Jr.
                                            Vice President

                                    EXHIBIT A


                            Schedule of Tenant Leases



None

                         ASSIGNMENT OF EQUIPMENT LEASES



         THIS ASSIGNMENT dated ______________, 1998 (the "Assignment"), is entered into by and between FAMOUS HOST LODGING V, LTD., a California limited partnership ("Assignor"), and TIBURON CAPITAL CORPORATION, a California corporation ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor is the lessee under certain equipment leases executed with respect to that certain real property known as the Barstow Motel property, which leases are described in Exhibit A attached hereto (the "Leases"); and

         WHEREAS, Assignor desires to assign its interest as lessee in the Leases to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

     2. Assignee hereby assumes all of the lessee's obligations under the Leases accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         4. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising under the Leases. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys' fees, accruing on or subsequent to the date hereof and arising under the Leases.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                                  ASSIGNOR:

                                  FAMOUS HOST LODGING V, LTD.,

                                  By    Grotewohl Management Services, Inc.
                                        Its General Partner


                                  By    ______________________________
                                        Philip B. Grotewohl
                                        Chairman

                                  And______________________________
                                        David P. Grotewohl
                                        President



                                  ASSIGNEE:

                                  TIBURON CAPITAL CORPORATION


                                  By    ______________________________
                                        William R. Dixon, Jr.
                                        Vice President

                                    EXHIBIT A



                          Schedule of Equipment Leases


None

                              ESTOPPEL CERTIFICATE



To:      TIBURON CAPITAL CORPORATION
         160 Sansome Street, 11th Floor
         San Francisco, California  94104

Re: Barstow Motel property, including adjoining restaurant and cocktail lounge, located at 1511 East Main Street, Barstow, California 92311 (the "Property")
--------------------------------------------------------------------------


         The undersigned tenant (the "Tenant") hereby certifies to you (the "Purchaser") as follows:

         1) Tenant is a tenant under a lease, dated ______________, 19____ (the "Lease"); the Lease has not been cancelled, modified, assigned, extended or amended; and there are no other agreements, written or oral, affecting or relating to Tenant's sublease of the premises described in the Lease (the "Premises").

         2) All rent under the Lease has been paid through ______________, 19____. There is no prepaid rent, except $______, and the amount of security deposit is $______. Rent is currently payable in the amount of $______ per month.

         3) The Lease terminates on ______________, 19____, and Tenant has the following renewal option(s): _____________________.

         4) All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, and all allowances to be paid to Tenant have been paid.

         5) The Lease is: (a) in full force and effect; (b) free from default and free from any event which with the giving of notice or passage of time or both could become a default under the Lease; and (c) Tenant has no claims against the sublandlord or offsets against rent, and there are no disputes with the sublandlord.

         6) The Tenant has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the rents payable thereunder, except __________________________.

         7) The Tenant has not assigned the sublease or sublet any part of the Premises.

         8) The Tenant has no right to remove any property from the Premises except for its personal property and trade fixtures.

         9) The Tenant has not placed any hazardous or dangerous materials on the Premises, and the Tenant's use of the Premises complies with all applicable environmental laws.

         The undersigned has executed this Estoppel Certificate with the knowledge and understanding that the Purchaser is acquiring the Property in reliance on this Estoppel Certificate and that the undersigned will be bound by this Estoppel Certificate. The statements contained herein may be relied upon by Purchaser and its successors and assigns.

         Dated this ____ day of __________, 19____.

                                          -------------------------------------

                                          By  _________________________________
                                             Title: ___________________________

                                      O-2